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                                                        Exhibit 23(a)
                                                        -------------


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 33-36581 of South Jersey Industries, Inc. and subsidiaries on Form S-3 of our reports dated February 16, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of South Jersey Industries, Inc. and subsidiaries for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche

DELOITTE & TOUCHE

Cherry Hill, New Jersey
April 13, 1994